Exhibit 99.1

Sky Quarry Announces Strategic Digital Asset Initiative
“Company Plans to Explore Cryptocurrency Treasury Model”

Woods Cross, UT – July 15, 2025 – Sky Quarry Inc. (NASDAQ: SKYQ) (“Sky Quarry” or “the Company”), an integrated energy company focused on sustainable resource recovery, today announced a strategic initiative to establish a digital asset treasury as part of its broader capital allocation strategy.

Recognizing the growing institutional acceptance of digital assets in public markets, Sky Quarry is actively exploring how a targeted digital asset strategy can complement and enhance its existing business model. The Company believes this approach will not only strengthen its balance sheet but also unlock meaningful value for shareholders. The initiative aims to improve transparency, boost capital efficiency, and build long-term confidence in the Company’s financial foundation.

As part of this initiative, Sky Quarry is in early discussions to secure commitments that would result in a diversified portfolio of digital assets, including digital currencies, stablecoins, and other blockchain-based instruments. To support the development and execution of this strategy, the Company has formed an internal working group and engaged industry advisors with expertise in digital custody, capital markets, and the broader blockchain ecosystem.

By leveraging digital technologies, Sky Quarry aims to position itself at the forefront of the energy transition. The Company’s goal is to bridge traditional and renewable energy sectors through a unified, transparent, and accessible digital marketplace. As tokenization of real-world assets (RWAs) gains momentum and institutional adoption accelerates, Sky Quarry intends to expand this model across the entire energy spectrum.

Marcus Laun, Executive Vice President and Co-Founder of Sky Quarry, shared his perspective:

“As someone who has been involved in the cryptocurrency sector since 2017, I’ve seen the conversation around digital assets shift from skepticism to institutional engagement. I believe public companies like Sky Quarry are uniquely positioned to bring transparency, governance, and real-world utility to innovations across blockchain, DeFi, stablecoins, and smart contracts.

The growth of cryptocurrency has been constrained by regulatory uncertainty. As regulatory frameworks mature, and as public companies apply governance and reporting standards to crypto projects, I expect the digital treasury model to become a lasting part of public market strategy.

For these reasons, I believe public companies could eventually represent 10 to 20 percent of total digital asset market capitalization. That level of participation is key to driving adoption, unlocking capital, and bringing blockchain technologies into critical sectors like energy.”

Partnership Opportunities

Sky Quarry invites interested parties to connect with Jennifer Standley at IR@skyquarry.com. The Company is particularly interested in engaging with foundations, asset managers, and crypto entrepreneurs who share its vision for the convergence of traditional public markets and digital assets.

Additional updates will be shared in the coming weeks.

About Sky Quarry Inc.

Sky Quarry Inc. (NASDAQ:SKYQ) and its subsidiaries are, collectively, an oil production, refining, and a development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils. Our waste-to-energy mission is to repurpose and upcycle millions of tons of asphalt shingle waste, diverting them from landfills. By doing so, we can contribute to improved waste management, promote resource efficiency, conserve natural resources, and reduce environmental impact. For more information, please visit skyquarry.com.

Forward-Looking Statements

This press release may include ''forward-looking statements.'' All statements pertaining to our future financial and/or operating results, future events, or future developments may constitute forward-looking statements. The statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Such statements are based on the current expectations and certain assumptions of our management, of which many are beyond our control. These are subject to a number of risks, uncertainties, and factors, including but not limited to those described in our disclosures. Should one or more of these risks or uncertainties materialize or should underlying expectations not occur or assumptions prove incorrect, actual results, performance, or our achievements may (negatively or positively) vary materially from those described explicitly or implicitly in the relevant forward-looking statement. We neither intend, nor assume any obligation, to update or revise these forward-looking statements in light of developments which differ from those anticipated. You are urged to carefully review and consider any cautionary statements and the Company’s other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Company’s Form 10-K as filed with the SEC on March 31, 2025, as well as the Company’s Form 10-Q as filed with the SEC on May 15, 2025. Forward-looking statements speak only as of the date of the document in which they are contained.

Investor Relations

Jennifer Standley

Director of Investor Relations

Ir@skyquarry.com

Company Website

www.skyquarry.com